Exhibit 99.1

FOR IMMEDIATE RELEASE

SunPower Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Announces Agreement to Acquire Tenesol SA

•	Transaction Reinforces Total’s Commitment to SunPower

•	Closing Scheduled for Early in 2012

•	Total Ownership in SunPower to Increase to 66 Percent

SAN JOSE, Calif., Dec. 23, 2011 – SunPower Corp. (NASDAQ: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that it has signed a definitive agreement to acquire Tenesol SA, a global solar provider headquartered in La Tour de Salvagny, France. Tenesol, a wholly-owned subsidiary of Total SA, has operations in 18 countries and solar panel manufacturing facilities in France and South Africa.

Under the terms of the agreement, SunPower will acquire Tenesol from Total for $165.4 million in cash. Concurrently with the closing of the acquisition, Total has agreed to purchase 18.6 million shares of SunPower common stock in a private placement at $8.80 per share, a 50 percent premium to SunPower’s December 22, 2011 closing price. The transaction has been approved by an independent committee of SunPower’s board of directors and is expected to close early in 2012 following the satisfaction of customary closing conditions. SunPower expects the acquisition will positively affect its financial position in 2012. After the sale of Tenesol, Total will own approximately 66 percent of SunPower’s common shares.

Tenesol has been designing, engineering, manufacturing, installing and managing solar energy systems for its global customer base since 1983. It is a top-tier solar energy operator in Europe and a leader in the French market for large industrial and commercial photovoltaic rooftop solutions. The company has installed more than 15,000 solar systems worldwide totaling 500 megawatts (MW) dc. With a significant footprint in Europe, and as being a leader in the off-grid emerging market sector, Tenesol recorded revenue of EUR 240 million in 2010 and expects to record revenue of approximately EUR 200 million in 2011. Post acquisition, the combined company will have deployed more than 2,500 MW dc globally.

“Our acquisition of Tenesol is another step toward differentiating ourselves in the competitive solar market, further expanding our downstream presence and benefiting from the strong backing of Total,” said Tom Werner, SunPower president and CEO. “We said on day one that the partnership with Total would provide strength to our balance sheet, access to new markets and investment in research and development. In six short months, we have seen these benefits accrue to SunPower.”

“Combining the activities of Tenesol with SunPower is a step forward in Total’s strategy to become a world player in the promising solar industry,” said Philippe Boisseau, president, Total Gas and Power Division.

“SunPower brings the world’s highest efficiency, highest reliability technology to market with guaranteed performance. Tenesol’s well-established channels, manufacturing base and complementary global footprint will help expand SunPower’s market reach and accelerate its share gain during market consolidation.”

Total and SunPower also reached new agreements that further strengthen SunPower’s balance sheet and liquidity position. In addition, Total has agreed to pursue negotiations for several additional agreements with SunPower related to directly investing in SunPower’s research and development, developing the first initial, full-scale, commercial concentrator power plant with the SunPower® C7 Tracker, and purchasing10 MW of SunPower products for the development of projects worldwide.

Deutsche Bank Securities Inc. provided a fairness opinion to the independent committee of SunPower’s board of directors in connection with the acquisition.

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements -

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “agreement to,” “scheduled for,” “will,” “expected to,” “expects,” “accelerate,” “agreed to,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding: (a) SunPower’s acquisition of Tenesol for $165.4 million; (b) Total’s purchase of 18.6 million shares of SunPower common stock in a private placement at $8.80 per share; (c) expected closing in early 2012; (d) SunPower’s expectations that the acquisition will positively affect its financial position in 2012; (e) Total’s ownership percentage after the private placement; (f) expected Tenesol revenue of approximately EUR 200 million in 2011; (f) expanding SunPower’s market reach and accelerating its share gain during market consolidation; and (g) SunPower’s ability to reach agreement with Total regarding future research and development activities, developing the first initial, full-scale, commercial concentrator power plant with the SunPower® C7 Tracker, and purchasing10 MW of SunPower products for the development of projects worldwide. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) delays or the failure to complete the Tenesol acquisition in early 2012 for $165.4 million, or Total’s purchase of 18.6 million shares of SunPower common stock in a private placement at $8.80 per share; (ii) Securities and Exchange Commission, NASDAQ Stock Market and any other regulatory review of the acquisition and any impact on timing and deal structure; (iii) SunPower’s inability to successfully utilize Tenesol to expand its global reach and market share, or fully realize the synergies of the acquisition; (iv) Total’s and SunPower’s inability to reach agreement with Total regarding future research and development activities, developing the first initial, full-scale, commercial concentrator power plant with the SunPower® C7 Tracker, or purchasing10 MW of SunPower products for the development of projects worldwide; (v) SunPower’s inability to achieve its projected financial position and operating results in 2012 and Tenesol’s inability to achieve revenue of approximately EUR 200 million in 2011; (vi) increasing competition in the industry and lower average selling prices, impact on gross margins, and any revaluation of inventory as a result of decreasing average selling prices or reduced demand; (vii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments to our intangible assets, project assets, and goodwill; (viii) the company’s ability to meet its cost reduction plans and reduce it operating expenses; (ix) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (x) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (xi) the company’s ability to increase or sustain its growth rate; (xii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (xiii) timeline for revenue recognition and impact on the company’s operating results; (xiv) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants, including the company’s success in completing the design, construction and maintenance of the California Valley Solar Ranch Project; (xv) fluctuations in the company’s operating results and its unpredictability, especially revenues from the UPP segment or in response to regulatory changes; (xvi) the availability of financing arrangements for the company’s utilities projects and the company’s customers; (xvii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies and manufacturing benefits, including ramping Fab 3 according to plan; (xviii) the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xix) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xx) manufacturing difficulties that could arise;( xxi) the company’s ability to achieve the expected benefits from its relationship with Total; (xxii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; and (xxiii) other risks described in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011, July 3, 2011 and October 2, 2011 and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

The shares of common stock to be issued in the private placement have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of our common stock.

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